UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On September 29, 2023, Utz Brands, Inc., a Delaware corporation (the “Company” or “Utz”) caused its subsidiary La Cometa Properties, Inc. (“Seller”) to enter into agreements of sale and purchase (the “Purchase Agreements”) with affiliates of Super-Pufft Snacks USA Inc. (“Super-Pufft” and together with its affiliates, “Buyers”), to sell the Seller’s manufacturing facility in Bluffton, Indiana (the “Facility”) and plant equipment and assets located in the Facility (the “Personal Property”). In connection with the transfer of the Facility and the Personal Property to the Buyers, Utz Quality Foods, LLC, a subsidiary of the Company (“UQF”) and Super-Pufft will enter into an amended and restated contract manufacturing agreement for the production of certain of UQF’s products that are currently produced at the Facility (together with the transfer of the Facility and the Personal Property, the “Transactions”). Subject to the terms of the Purchase Agreements, Buyer has offered all Company employees at the Facility employment within Buyer’s continuing business at the Facility.
The Company currently expects to incur pre-tax charges of approximately $11 million in connection with the Transactions in fiscal year 2023, substantially all of which are non-cash charges from the loss on sale of assets. The Company does not anticipate material future cash expenditures in connection with the Transactions. The estimates of the charges and expenditures that the Company expects to incur in connection, and the timing thereof, are subject to a number of assumptions, including local law requirements, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur.
Certain matters discussed in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the amount and timing of the expected charges associated with the Purchase Agreement, including any non-cash impairment charges associated with the Purchase Agreement. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this Form 8-K. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent the Company’s judgment as of the date of this Form 8-K. For additional information on these and other factors that could cause the Company’s actual results to materially differ from those set forth herein, please see the Company’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Item 7.01 Regulation FD Disclosure.
A copy of the press release issued by the Company on September 29, 2023 announcing certain matters described in this Current Report on Form 8-K is attached hereto as Exhibit 99.1. The information set forth in this Item 7.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release issued by Utz Brands, Inc. on September 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: September 29, 2023
By: /s/ Ajay Kataria

Name: Ajay Kataria
Title: Executive Vice President, Chief Financial Officer